UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 9, 2004

PSF Group Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-64180	43-1818535
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania, Suite 200, Kansas City, Missouri (Address of principal executive office)	64105 (Zip Code)

Registrant’s telephone number, including area code: (816) 472-7675

Not Applicable

(Former name, former address and former fiscal year, if
changed since last report)

Item 5. Other Events.

On April 9, 2004, Premium Standard Farms, Inc., a wholly-owned subsidiary of PSF Group Holdings, Inc., entered into an amended and restated loan and security agreement with its banks.

The agreement provides a five-year $175 million revolving line of credit which includes the existing $37.5 million of term debt. Management believes the facility is adequate to finance working capital, capital expenditures, and general corporate requirements during the period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2004
PSF GROUP HOLDINGS, INC.

(Registrant)

	By:	/s/ Dennis D. Rippe

Dennis D. Rippe
Vice President and Controller